UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2018
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MAXIMUS, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-12997 (Commission File Number)	54-1000588 (I.R.S. Employer Identification No.)
1891 Metro Center Drive, Reston, Virginia (Address of principal executive offices)	20190-5207 (Zip Code)
Registrant’s telephone number, including area code: (703) 251-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
The information required in Item 1.01 regarding (i) the Executive Employment, Non-Compete and Confidentiality Agreement between MAXIMUS, Inc. (the “Company”) and Bruce L. Caswell relating to his appointment as Chief Executive Officer of the Company, and (ii) the Amended and Restated Employment, Non-Compete and Confidentiality Agreement between the Company and Richard A. Montoni, relating to his appointment as Senior Advisor to the Chief Executive Officer of the Company, is incorporated by reference from Item 5.02 below.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Director Retirement
On January 9, 2018, Wellington E. Webb retired as a director of the Company. Mr. Webb served as a director for 15 years, and the Board of Directors of the Company wishes to express its gratitude for his dedicated service. A copy of the press release announcing the retirement of Mr. Webb, among other things, is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Appointment of Bruce L. Caswell as CEO

On January 9, 2018, the Board of Directors appointed Bruce L. Caswell, age 52, as Chief Executive Officer of the Company effective April 1, 2018. Mr. Caswell has served as President of the Company since October 1, 2014, and he will continue in that role as well. He previously served as the President of Health Services from 2007 through 2014. Before that he was President of Operations from 2005 to 2007 and President of the Company’s Human Services Group from 2004 to 2005.

The Board of Directors has also nominated Mr. Caswell to stand for election as a director at the Company’s Annual Meeting of Shareholders on March 14, 2018 to fill the position being vacated by Mr. Webb. The number of directors will remain at nine.

On January 10, 2018, the Company and Mr. Caswell entered into an Executive Employment, Non-Compete and Confidentiality Agreement (“Employment Agreement”) in connection with his appointment as President and Chief Executive Officer of the Company. The Employment Agreement supersedes and replaces Mr. Caswell’s prior employment agreement with the Company. The Employment Agreement will be effective on April 1, 2018 and has an initial three-year term, provided that it may be terminated (i) upon the mutual written consent of the parties, (ii) in the event of Mr. Caswell’s death or inability to perform his duties for a continuous period of 120 days or more or (iii) by the Company for cause. The Employment Agreement will automatically renew for successive one-year renewal terms unless either party notifies the other of their desire to terminate the Employment Agreement no less than three (3) months before the expiration of the initial term or any renewal term, as applicable.

Pursuant to the Employment Agreement, Mr. Caswell will:

•	receive an annual base salary of $700,000;

•	be eligible to participate in the Company’s annual management bonus program, with a target annual cash bonus opportunity equal to one hundred percent (100%) of his annual base salary,

•
be eligible to receive equity awards under the Company’s equity incentive plan in the discretion of the Board of Directors, with a target annual equity award equal to three hundred seventy-five percent (375%) of his annual base salary; and

•	continue to participate in the Company’s Income Continuity Program.

If (i) the Company terminates Mr. Caswell’s employment without “cause” (as defined in the Income Continuity Program), (ii) Mr. Caswell terminates his employment for “good reason” (as defined in the Income Continuity Program) or (iii) the Company elects not to renew the Employment Agreement, Mr. Caswell will be entitled to receive the following upon the execution of a release:

•	benefits for the greater of twelve (12) month or the remainder of the term of the Employment Agreement;

•	continued vesting of equity awards in accordance with their stated terms; and

•
a lump sum equal to the greater of (i) base salary for the remainder of the initial term or renewal term or (ii) two times (2X) the sum of his annual base salary plus the lesser of his annual target bonus or his previous year's actual bonus.

If Mr. Caswell’s employment terminates in connection with a “change in control” (as defined in the Income Continuity Program), he shall be entitled to receive the payments and benefits provided under the Income Continuity Program, and the foregoing payments and benefits shall not be applicable.

The Employment Agreement subjects Mr. Caswell to confidentiality obligations, and contains certain customary non-compete restrictions on his present and future employment for a period of one year after his termination.

Appointment of Richard Montoni as Senior Advisor to the CEO

Mr. Caswell succeeds Richard A. Montoni who will step down as Chief Executive Officer of the Company effective April 1, 2018. Mr. Montoni will remain an employee of the Company and will serve as Senior Advisor to the Chief Executive Officer. Mr. Montoni has been nominated for re-election to the Board of Directors at the Company’s Annual Meeting of Shareholders on March 14, 2018, and will serve as Vice Chairman of the Board upon his re-election.

On January 9, 2018, the Company and Mr. Montoni entered into an Amended and Restated Employment, Non-Compete and Confidentiality Agreement (“Amended Agreement”) to reflect his new role as Senior Advisor to the Chief Executive Officer. In this role, Mr. Montoni will perform such duties as the Board of Directors or the Chief Executive Officer as the designee of the Board may determine, which is expected to include support and advice to Mr. Caswell to ensure a smooth leadership transition. Mr. Montoni's services are expected to average 50% of full-time. The Amended Agreement has an 18-month term, provided that it may be terminated (i) upon the mutual written consent of the parties, (ii) in the event of Mr. Montoni’s death or inability to perform his duties for a continuous period of 120 days or more or (iii) by the Company for cause.

Pursuant to the Amended Agreement, Mr. Montoni will receive an annual base salary of $1,000,000 and health, disability and life insurance and other benefits and expense reimbursements consistent with the Company’s past practices for senior executives. During the term of the Amended Agreement, he will not be eligible for annual performance bonuses or equity awards under the Company’s annual management bonus plan or the Company’s equity incentive plan, and he will not be a participant in the Company’s Income Continuity Program. Mr. Montoni will be eligible for discretionary bonus awards as determined in the sole discretion of the Board of Directors.

If Mr. Montoni’s employment is terminated “without cause” or if Mr. Montoni terminates his employment for “good reason” (in each case, as those terms are defined in the Income Continuity Program), prior to the end of the term of the Amended Agreement, Mr. Montoni will be entitled to receive the remaining salary due him through the end of the term of the Amended Agreement. Equity awards previously granted to Mr. Montoni will continue to vest over their stated terms notwithstanding the expiration or termination of the Amended Agreement. The other terms of Mr. Montoni’s original Executive Employment, Non-Compete and Confidentiality Agreement, as amended, continue as previously disclosed.

A copy of the press release announcing the appointment of Mr. Caswell as Chief Executive Officer and the transition of Mr. Montoni to Senior Advisor to the Chief Executive Officer, among other things, is attached hereto as Exhibit 99.1 and incorporated herein by reference. The foregoing descriptions of Mr. Caswell’s Employment Agreement and Mr. Montoni’s Amended Agreement are qualified in their entirety by reference to the actual terms of such agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits:

Exhibit No.	Description

10.1	Executive Employment, Non-Compete and Confidentiality Agreement between Bruce L. Caswell and MAXIMUS, Inc.
10.2	Amended and Restated Employment, Non-Compete and Confidentiality Agreement between Richard A. Montoni and MAXIMUS, Inc.
99.1	Press Release dated January 16, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIMUS, Inc.

Date: January 16, 2018	By:	/s/ David R. Francis
David R. Francis
General Counsel and Secretary